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EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Amended and Restated Stock Option Plan, dated December 1, 2010, of Oncolytics Biotech Inc. (the "Company") of our report to the shareholders of the Company, dated March 8, 2010, on the consolidated balance sheets of the Company as at December 31, 2009 and 2008 and the consolidated statements of loss and comprehensive loss and cash flows for each of the years in the three year period ended December 31, 2009 and for the cumulative period from inception on April 2, 1998 and the effectiveness of internal controls over financial reporting of the Company as of December 31, 2009, which appears in the Annual Report on Form 20-F of the Company for the year ended December 31, 2009, filed with the United Securities and Exchange Commission on March 15, 2010.

Ernst & Young LLP

Chartered Accountants

Calgary, Canada
January 10, 2011